Exhibit 10.16
PARKSIDE TOWERS
FOSTER CITY, CALIFORNIA
OFFICE LEASE AGREEMENT
BETWEEN
CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership
(“LANDLORD”)
AND
QUINSTREET, INC., a California corporation
(“TENANT”)

OFFICE LEASE AGREEMENT
          THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 2nd day of June, 2003, by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit C-1 (Plans), Exhibit C-2 (Building Standards), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit F-1 (Refusal Space), Exhibit G (Parking Agreement) and Exhibit H (Form of Letter of Credit).
1. Basic Lease Information.
1.01	“Building” shall collectively mean the buildings and retail concourse in Foster City, California, located at 1001 East Hillsdale Boulevard (the “West Tower”), 1031 A-F East Hillsdale Boulevard (the “Retail Concourse”), and 1051 East Hillsdale Boulevard (the “East Tower”). “Rentable Square Footage of the Building” is deemed to be 398,460 square feet based upon the combined rentable area of the West Tower, the Retail Concourse and the East Tower.

1.02	“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the eighth floor of the East Tower and known as suite 800. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 35,435 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03	“Base Rent”:

	Annual Rate	Monthly
Months of Term	Per Square Foot	Base Rent
1 - 12	$22.80	$67,326.50
13 - 24	$24.60	$72,641.75
25 - 36	$26.40	$77,957.00
37 - 48	$27.60	$81,500.50
49 - 60	$28.80	$85,044.00
61 - 72	$30.00	$88,587.50
Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $67,326.50 per month for three consecutive full calendar months of the Term, beginning with the first full calendar month of the Term (the “Base Rent Abatement Period”). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $201,979.50 (the “Abated Base Rent”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.04	“Tenant’s Pro Rata Share”: 8.8930%. For purposes of determining Tenant’s Pro Rata Share, and as used throughout Exhibit B of this Lease, the “Building” shall mean, collectively, the West Tower, the Retail Concourse and the East Tower, it being understood and agreed that all of the foregoing buildings, collectively, are treated as a single building for purposes of obtaining or providing services or otherwise determining Expenses and/or Taxes. In calculating Tenant’s Pro Rata Share of Expenses and/or Taxes with respect to the Premises, the “Rentable Square Footage of the Building” described in Section 1.01 above reflects the combined rentable area in the foregoing buildings, collectively, and “Tenant’s Pro Rata Share” with respect to the Premises, as described above, is based upon the foregoing Rentable Square Footage of the Building. However, notwithstanding the foregoing, if one or more buildings are removed from the group of buildings comprising the Building, as described above in this Section, whether as a result of a sale or demolition of the building(s) or otherwise, or if one or more buildings owned by Landlord are added to the group of buildings comprising the Building, as
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described above in this Section, then the definition of “Building” and the “Rentable Square Footage of the Building”, as described in this Section 1, and “Tenant’s Pro Rata Share” with respect to the Premises, shall be appropriately modified or adjusted to reflect the deletion or addition of such buildings, and, if Tenant’s Pro Rata Share of Expenses and/or Taxes with respect to the Premises is based upon increases in Expenses and/or Taxes over a Base Year, then Expenses and/or Taxes for the Base Year shall be restated on a going forward basis effective as of the date such buildings are deleted or added to the definition of Building as described in this Section.
1.05	“Base Year” for Taxes (defined in Exhibit B): 2004; “Base Year” for Expenses (defined in Exhibit B): 2004.

1.06	“Term”: A period of 72 months. Subject to Section 3, the Term shall commence on October 15, 2003 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on October 14, 2009 (the “Termination Date”).

1.07	[Intentionally Omitted.]

1.08	“Security Deposit”: $177,175.00, as more fully described in Section 6.

1.09	“Guarantor(s)”: None.

1.10	“Broker(s)”: Wayne Mascia Associates.

1.11	“Permitted Use”: General office use.

1.12	“Notice Address(es)”:

Landlord:	Tenant:
CA-Parkside Towers Limited Partnership	Prior to Commencement Date:
c/o Equity Office Management, L.L.C.	301 Constitution Drive
725 Saginaw Drive	Menlo Park, CA 94025
Redwood City, California 94063	Attn: Michael McDonough
Attention: Property Manager
Following the Commencement Date:
1051 East Hillsdale Boulevard
Suite 800
Foster City, CA 94404
Attn: Michael McDonough
A copy of any notices to Landlord shall be sent to Equity Office, Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, Attn: San Francisco Regional Counsel.

1.13	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 6:00 a.m. to 6:00 p.m. on Business Days.

1.14	“Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15	“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.
2. Lease Grant.
     The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).
3. Adjustment of Commencement Date; Possession.
     3.01 If Landlord is required to perform Landlord Work prior to the Commencement Date: (a) the date set forth in Section 1.06 as the Commencement Date shall instead be defined as the “Target
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Commencement Date”; (b) the actual Commencement Date shall be the date on which the Landlord Work is Substantially Complete (defined below); and (c) the Termination Date will the last day of the Term as determined based upon the actual Commencement Date. Landlord’s failure to Substantially Complete the Landlord Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages; provided, however, that if the Commencement Date has not occurred on or before October 16, 2003 (the “Outside Completion Date”), Tenant shall be entitled to a rent abatement following the Commencement Date, in addition to the Abated Base Rent described in Section 1.03, of $2,171.82 for every day in the period beginning on the Outside Completion Date and ending on the Commencement Date. Landlord and Tenant acknowledge and agree that the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. The Landlord Work shall be deemed to be “Substantially Complete” on the later of (a) the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises, in a good and workmanlike manner and in compliance with the Plans (as defined in the Work Letter and subject to any revisions to the Plans approved by Landlord and Tenant in accordance with the Work Letter), and (b) the date Landlord receives from the appropriate governmental authorities all approvals necessary for the occupancy of the Premises. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay.
     3.02 Subject to Landlord’s obligation to perform Landlord Work and the Common Area Work, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Notwithstanding the foregoing, except to the extent caused by Tenant or any Tenant Related Party, as of the Commencement Date, the Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems serving the Premises and the Common Areas of the Building shall be in good order and satisfactory condition and in compliance with applicable Laws (as defined in Section 5). If the foregoing are not in good working order or compliance as provided above, Landlord shall be responsible for repairing or restoring same, or correcting such violations, at its cost and expense, provided that the foregoing shall not prohibit Landlord from including the cost of routine maintenance and repair of such Building systems in Expenses as otherwise permitted under Section 4.02 hereof. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the reasonable cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Notwithstanding the foregoing but subject to the terms of this Section 3.02, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, thirty (30) days prior to Landlord’s then reasonable estimate of the Commencement Date, for the purpose of installing telecommunications and data cabling, fiber optic links, equipment, furnishings and other personalty, and for conducting business operations in the Premises. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of Landlord’s Work at the earliest possible date.
4. Rent.
     4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the fourth (subject to Tenant’s right to receive Abated Base Rent pursuant to Section 1.03 of this Lease) full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or
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before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at a rate per annum equal to the Bank of America “prime rate”, as the same may be announced from time to time, plus two percent (2%). Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.
     4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance Exhibit B of this Lease.
5. Compliance with Laws; Use.
     The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant other than the Landlord Work. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Notwithstanding the foregoing, Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Laws with respect to the Premises, provided that Landlord’s obligation shall be limited to violations that arise out of or prior to the Landlord Work. Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).
6. Security Deposit.
     The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.
     The Security Deposit may be in the form of an irrevocable letter of credit (the “Letter of Credit”), which Letter of Credit shall: (a) be in the amount of $177,175.00; (b) be issued on the form attached
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hereto as Exhibit H; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Section 6. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution satisfactory to the Landlord at the time of the issuance thereof.
     If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article, equal to the restoration amount required under the Letter of Credit.
7. Building Services.
     7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories, and for any fixtures which would normally be found in a general office space for use of all employees therein (for example, without limitation, drinking fountains and fixtures and equipment that may be found in a kitchenette breakroom area, such as a sink, icemaker, dishwasher, and water lines to a refrigerator; collectively, the “Breakroom Fixtures”). Even though same may be located in the Premises, Landlord agrees to be responsible for the maintenance and repair of any fixtures and water lines serving the lavatories on each floor on which the Premises are located, except to the extent caused by any misuse or vandalism of Tenant, its employees, contractors or any other parties in the Premises at the invitation of Tenant. However, Tenant shall be responsible, at Tenant’s cost, for the repair and maintenance of the water line(s) and fixtures within the Premises relating to any Breakroom Fixtures; (b) customary heat and air conditioning in season during Building Service Hours. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days; (d) Elevator service, provided that Landlord shall lock off elevator access to the fourth through seventh floors of the Building so long as the same are unoccupied; (e) Electricity in accordance with the terms and conditions in Section 7.02; and (f) a permanent security desk in the lobby of the Building, (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.
     7.02 Electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. For purposes hereof, such standard for the Building is: (i) a design load of 1.6 watts per square foot of net usable floor area for all building standard overhead lighting located within the Premises which requires a voltage of 480/277 volts; and (ii) a connected load of 5 watts per square foot of net usable area for all equipment located and operated within the Premises which requires a voltage of 120/208 volts single phase or less, it being understood that electricity required to operate the base building HVAC system is not included within or deducted from such 5 watts per square foot described in this subsection. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.
     7.03 Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire
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Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.
8. Leasehold Improvements.
     All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables. Notwithstanding anything in the foregoing to the contrary, Tenant shall not be required to remove any portion of the Landlord Work shown on the Plans as of the date of this Lease, as such terms are defined in the Work Letter.
9. Repairs and Alterations.
     9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 5% of the cost of the repairs.
     9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.
     9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations, in addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 2% of the cost of the Alterations. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and
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full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.
10. Entry by Landlord.
     Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior (not less than 24 hours, except for entry during the last 9 months of the Term for purposes of showing the Premises to prospective tenants) verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of 2 consecutive Business Days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent during the period beginning on the 3rd consecutive Business Day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a default by Tenant in its maintenance and repair obligations under the Lease.
11. Assignment and Subletting.
     11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, but excluding Permitted Transfers, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless (a) Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed, or (b) the change of ownership otherwise qualifies as Permitted Transfer under Section 11.04. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.
     11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 10 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Area of the Premises for a proposed sublease term, with or without renewal options relating thereto, set to expire during the last 12 months of the Term of the Lease, recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $750.00 for Landlord’s review of any Permitted Transfer or requested Transfer.
     11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.
     11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal
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to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed purchase, merger, consolidation or reorganization). Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.
12. Liens.
     Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.
13. Indemnity and Waiver of Claims.
     Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, and nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties or Landlord’s contractors, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.
14. Insurance.
     Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant’s Insurance shall contain endorsements that the
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insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.
15. Subrogation.
     Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.
16. Casualty Damage.
     16.01 If all or any portion of the Premises becomes untenantable by reason of fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. In addition, Tenant, by notice to Landlord within 10 days after the date of the Completion Estimate, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; and (2) the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 90 days from the date the repair is started. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the gross negligence or intentional misconduct of Tenant or any Tenant Related Parties, regardless of anything in the foregoing to the contrary. Landlord, by notice to Tenant within 90 days after the date of the Casualty, also shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.
     16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s employees or contractors. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 60 days after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by the insurance adjustment process; and (ii) any delays caused by Tenant.
     16.03 The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in
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the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.
17. Condemnation.
     Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.
18. Events of Default.
     Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 30 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; or (e) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.
19. Remedies.
     19.01 Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):
(a)	Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
(i)	The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)	The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)	The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)	Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
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(v)	All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.
The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)	Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)	Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01 (a).
     19.02 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
     19.03 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.
     19.04 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.
     19.05 If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 5% of the cost of the work performed by Landlord.
     19.06 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.
20. Limitation of Liability.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD,
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TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.
21. [Intentionally Omitted].
22. Holding Over.
     If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.
23. Subordination to Mortgages; Estoppel Certificate.
     Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. Notwithstanding the foregoing, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Landlord hereby represents and warrants that there is no Mortgagee as of the date of this Lease.
24. Notice.
     All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.
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25. Surrender of Premises.
     At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.
26. Miscellaneous.
     26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Each party represents and warrants to the other that each individual executing this Lease on its behalf is authorized to do so on its behalf. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.
     26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.
     26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes beyond such party’s control, acts of God, war, terrorist acts and/or civil disturbances (“Force Majeure”).
     26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.
     26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into between Landlord and Broker. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.
     26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.
     26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall
{QuinStreet, Inc. -6-00004264.}
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be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.
     26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.
[SIGNATURES ARE ON FOLLOWING PAGE]
{QuinStreet, Inc. -6-00004264.}
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Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership

By: EOM GP, L.L.C., a Delaware limited liability company,
its general partner

By: Equity Office Management, L.L.C., a Delaware
limited liability company, its non-member manager

By:	/s/ Mark Geisreiter
	Name:	Mark Geisreiter
	Title:	Senior Vice President - San Francisco Region

TENANT: QUINSTREET, INC., a California corporation
By:	/s/ Douglas J. Valenti
	Name:	Douglas J. Valenti
	Title:	President & CEO

By:	/s/ Bronwyn Syiek
	Name:	Bronwyn Syiek
	Title:	SVP & General Manager

77-0512121

Tenant’s Tax ID Number (SSN or FEIN)
{QuinStreet, Inc. -6-00004264.}
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Matter ID Number: 7329

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EXHIBIT A
OUTLINE AND LOCATION OF PREMISES

35,435 RSF
NOT TO SCALE

Equity Office
Redefining the workplace. Together.

2929 Campus Drive, Suite 150
San Mateo, CA 94403
650.358.5400

Eighth Floor

Parkside Towers
East Hillsdale Boulevard - Foster City, CA

East Tower
Single Tenant

A P + I Design, Inc.
650.254.1444

{QuinStreet, Inc. -5-00004264.}
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Matter ID Number: 7329

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EXHIBIT B
EXPENSES AND TAXES
This Exhibit is attached to and made a part of the Lease by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”) for space in the Building located at 1051 East Hillsdale Boulevard, Foster City, California.
1. Payments.
     1.01 Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, commencing in January, 2005, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.
     1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.
2. Expenses.
     2.01 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building. Expenses include, without limitation: (a) all labor and labor related costs; (b) management fees (expressed as a percentage of gross receipts for the Building, not to exceed the prevailing market management fees (expressed as a percentage of gross receipts), for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location); (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord in accordance with commonly accepted standards for the real estate industry. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or
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otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.
     2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; brochures and marketing supplies, legal fees in negotiating and preparing lease document; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.
     The following items are also excluded from Expenses:
(a)	Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01(b) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)	Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(c)	Advertising and promotional expenditures.

(d)	Landlord’s charitable and political contributions.

(e)	Ground lease rental.

(f)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(g)	The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

(h)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

(i)	Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(j)	Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

(k)	Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.
     2.03 If at any time during a calendar year the Building is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.
     3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation,
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maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.
4. Audit Rights. Tenant, within 365 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice (not to exceed 30 days), Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.
{QuinStreet, Inc. -6-00004264.}
May 30, 2003
Matter ID Number: 7329

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EXHIBIT C
WORK LETTER
          This work letter (“Work Letter”) is attached to and made a part of the Lease by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”) for space in the Building located at 1051 East Hillsdale Boulevard, Foster City, California.
As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.
1.	Landlord shall perform improvements to the Premises in accordance with the plans prepared by API Design, Inc. dated May 28, 2003 (the “Plans”), which are attached hereto as Exhibit C-1. The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the “Landlord Work.” It is agreed that construction of the Landlord Work will be completed at Landlord’s sole cost and expense (subject to the terms of Section 2 below) using Building standard methods, materials and finishes, which standards are attached hereto as Exhibit C-2. If any finishes or materials specified in the Landlord Work are or become unavailable or have long lead times that would delay Landlord’s completion of the Landlord Work, Landlord and Tenant shall work together in good faith to select alternative finishes or materials to allow Landlord to complete the Landlord Work in a timely manner. Landlord shall enter into a direct contract for the Landlord Work with Venture Builders as general contractor. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment).
2.	If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting from such revisions to the Plans. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Plans. . If such revisions result in an increase in the cost of Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord.
3.	In addition to the Landlord Work, Landlord shall construct a shower facility on the 5th floor of the East Tower, as more fully described in those certain Plans prepared by API Design, Inc. dated May 13, 2003 (the “Shower Facility”) at Landlord’s sole cost and expense using Building Standard methods, materials and finishes. Landlord shall enter into a direct contract for the Landlord Work with Venture Builders as general contractor. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord shall use reasonable efforts to complete the Shower Facility by November 1, 2003, but any delay in the completion of the Shower Facility or inconvenience suffered by Tenant during the construction of the Shower Facility shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.
4.	This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
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Matter ID Number: 7329

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EXHIBIT C-1
PLANS

EIGHTH FLOOR PLAN
OPEN OFFICE
OPEN OFFICE

PROJECT:

QUINSTREET

FOSTER CITY, CA

CLIENT:

EQUITY OFFICE

SAN MATEO, CA

SHEET TITLE:

SPACE PLAN FOUR

SHEET NO.: SP.5

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EXHIBIT C-1
PLANS
FINISH SPECIFICATIONS

C1	CARPET	MFG:	BIGELOW		PAINT	MFG:	ICI
		STYLE:	CYBERWEAVE	P1	GENERAL	COLOR:	SWISS COFFEE
		COLOR:	SILVER MOSS			NUMBER:	2012
		NUMBER:	W019-3770

C2	CARPET	MFG:	BIGELOW		PAINT	MFG:	ICI
		STYLE:	CAMDEN	P2	ACCENT	COLOR:	AMISH LINEN
		COLOR:	EARTH MNERAL			NUMBER:	563
		NUMBER:	W310-3887

C2	CARPET	MFG:	BIGELOW			MFG:	ICI
		STYLE:	SPECTRUM II		PAINT	COLOR:	ABBEY CREAM
		COLOR:	FAWN	P3	ACCENT	NUMBER:	484
		NUMBER:	B5117-862
		WEIGHT:	36 OZ.

RT1		MFG:	ARMSTRONG			MFG:	NEVAMAR
	RESILIENT	STYLE:	STONETEX EXCELON	LP1	LAMINATED	STYLE:	TEMPERA TEXTURED
	TILE	COLOR:	SANDSTONE TAN		PLASTIC	COLOR:	OCHRE
		NUMBER:	52143			NUMBER:	TM–2–IT
		SIZE:	12” X 12”

RB1		MFG:	BURKE			MFG:	NEVAMAR
	RESILIENT	STYLE:	4” TOPSET	LP2	LAMINATED	STYLE:	SHIBORI TEXTURED
	BASE	COLOR:	BEIGE		PLASTIC	COLOR:	MAIZE
		NUMBER:	203			NUMBER:	SH–2–2T
{QuinStreet, Inc. -5-00004264.}
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EXHIBIT C-2
BUILDING STANDARDS
May 27, 2003

Ms. Carol Donnelly
Equity Office Properties
2929 Campus Drive, Suite 125
San Mateo, CA 94403

Project:	QuinStreet
1051 East Hillsdale Boulevard, Suite 800
Foster City, CA 94404

Re:	Budget Price (revision # 3)
Dear Carol:
We are pleased to submit the Budget Price for QuinStreet at the 8th floor of 1051 East Hillsdale Boulevard. This pricing is based on a space plans dated May 6, 2003 and are further qualified as follows:
Rough Carpentry
1.	Price includes:
a)	One time lobby/elevator protection

b)	Barricades/Traffic control

c)	General Labor

d)	Concrete pad on roof.
Millwork
1.	Price includes:
a)	All millwork is figured to be plastic laminate.

b)	Break Room Upper and lower cabinets with countertop.

c)	Coffee Bar Upper and lower cabinets with countertop.

d)	Copy/mail/Storage upper and lower cabinets with countertop.

e)	Phone Room counters
Doors, Frames and Hardware
1.	Price includes:
a)	All wood doors to be flush plain sliced white maple with a clear finish.
b)	(37) each 3’ x 9’ non rated office doors in factory finished aluminum frames.
2.	Price excludes:
a)	Micro-key hardware.

b)	Any work to core and shell doors shown as existing.

c)	Keying

d)	Grouting of frames.

e)	Glass and glazing.

f)	Rated assemblies
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Glass and Glazing
1.	Price includes:
a)	(15) each ¼” clear tempered 3’ glass at office sidelights.

b)	(7) each ¼” clear tempered 1’ glass at office sidelights.
c)	Install roll-in gasketing supplied by others.
2.	Price excludes:
a)	Rated glass
Metal Studs and Drywall
1.	Price includes:
a)	All walls around core area that are exposed to open office are to be full height non-rated walls..

b)	All walls inside core area are to be ceiling height plus 6” with insulation laid over the top for sound dampening.

c)	In wall insulation at conference rooms only.

d)	All perimeter low sill walls up to 38” to be framed rocked and finished.

e)	All perimeter over head sill wall to be framed, rocked and finished to hold window blinds.

f)	Soffits up to deck at break rooms Copy/Mail/Storage and Coffee Bar.

g)	Frame rock and tape all columns to full height.

h)	Rear and adjoining sidewalls in the phone and conference rooms will be 3 5/8” studs filled with 3 1/2” insulation batts for sound containment.
2.	Price excludes:
a)	Fire extinguisher cabinets (not shown).

b)	Access panels.

c)	Fire stopping at penetrations (walls are non rated).

d)	Upgrades to existing construction.
Acoustical Ceiling
1.	Price includes:
a)	Acoustical ceiling grid and tile throughout entire core areas (Conf Rooms, Copy Rooms, Meeting Rooms, Storage, Break Rooms)

b)	Server Room to have a dropped 2x4 grid with fissured tiles.

c)	Tile to be Armstrong, White 2x2 Dune second look with a 9/16” reveal.

d)	The grid is a 9/16” expose tee suspension system in white.

e)	All open office to have white PAPER covering to underside of existing insulation with stick pin installation*.

*	Landlord has asked the installing contractor to do a “mockup” of the proposed ceiling installation to review with all parties. Until that time, Landlord is willing to commit to providing a insulation covering that is mutually agreeable for both the customer and the Landlord, which Landlord believes the specified paper covering can achieve. Parties agree that a professional/clean installation and aesthetical appearance is necessary to complete the space in a first class fashion, for the benefit of Quinstreet and future customers seeking space within the project. In the event it does not meet with both parties approval, we will identify a suitable covering to achieve both parties’ desired results.
Floor Covering
1.	Price includes:
a)	All carpeting, VCT and base.

b)	Floor preparation as required.

c)	Server room (only) floor to have anti-static floor tiles installed

NOTE:

a)	Carpeting being carried is Mohawk standard carpet.

b)	VCT is Armstrong Excelon.
{QuinStreet, Inc. -6-00004264.}
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Painting and Wall Covering
1.	Price includes:
a)	Paint all partitions as scheduled (see Drywall scope).

b)	Base coat and two finish coats.

c)	Touch up.

d)	Walls to be smooth finish
Window-coverings
1.	Price includes:
a)	Levolor 1” perforated blinds.
Plumbing
1.	Price includes:
a)	(1) sink and faucet each for Break Room and Coffee Bar.
b)	(1) water cooler supply for Break Room.
c)	(1) coffee maker outlet each for Break Room and Coffee Bar.

d)	(1) dishwasher supply for Break Room.

e)	(2) condensate drains for HVAC units at Server Room.

f)	Core drilling

g)	(1) Dishwasher.

h)	(1) Garbage disposal
Fire Sprinklers
1.	Price includes:
a)	All design-build sprinkler engineering, fabrication and installation.
2.	Price excludes:
a)	Special detection systems.

b)	Low voltage wiring.
HVAC
1.	Price includes:
a)	Install duct mains

b)	Install hot water supply/return mains and distribution.

c)	(15) perimeter reheat VAV zones

d)	(19) cooling only interior VAV zones

e)	Exposed ductwork

f)	Transfer fan from break room

g)	Install (2) 3 ton chilled water fan coils

h)	Chilled water piping

i)	Start up

J)	DDC controls

k)	Air balance.

I)	Engineering and Coordination.
2. Price excludes:
a)	Electrical wiring.

b)	Relocation of existing conditions.

c)	Cutting, coring, and roofing.

d)	Duct detectors.

e)	Smoke detectors.

f)	Concrete pad on roof.
Electrical/Life Safety/Telecommunications
1. Price includes design-build electrical and life safety engineering, fabrication, and installation of:
a)	(108) 2 x 4’s

b)	(10) downlights

c)	(7) undercoutner lights

d)	(11) exit signs

e)	(30) emergency lights

f)	(40) 2 gang switch/motion sensor

g)	(86) wall receptacles

h)	(11) 120/20 dedicated
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i)	(20) floor power

j)	(20) floor telephone

k)	(40) furniture power

l)	(40) furniture telephone

m)	(4) 3 way switches

n)	(13) single switches

o)	(1) exhaust fan

p)	(20) wall sconces

q)	(8) override switches

r)	(38) conference room downlites

s)	(4) 12’ fluorescent indirect uplites

t)	(6) 20’ fluorescent indirect uplites

u)	(15) 24’ fluorescent indirect uplites

v)	(21) 36’ fluorescent indirect uplites

w)	EMS

x)	Engineering

y)	Elevator lobby downlites

z)	Temp Power & Lighting

aa)	Large Conference rooms to receive a total of 6 duplex receptacles and 6 data receptacles, the remainder (small & medium conference rooms, phone rooms) shall receive a total of 3 duplex receptacles and 3 data receptacles which will be placed one per wall excluding door opening.

bb)	Each group of four workstations will be provided with 2 circuits per grouping.

cc)	Break room to receive electrical outlets for (2) 110v vending machines, (2) 110v refrigerators, (3) 110v microwaves, (2) 110v coffee makers for a total of (12) dedicated circuits.
2. Server Room includes:
a)	120/208 panel

b)	Feeder

c)	(20) 120/20 dedicated isolated grounds

d)	(4) 208/30 dedicated

e)	(2) fancoils (HVAC)

f)	(1) shunt trip

g)	(1) Emon meter

h)	(1) 225 KVA transformer

i)	Distribution

j)	Buss plug

k)	Transformer feed

l)	Panel feed

m)	Light Fixtures
Security:
1.	An allowance is being carried for (2) card readers for stair well doors and a low voltage panel.
Clarifications
1.	The electrical includes the connection of the furniture whips to the floor monument only, it is the responsibility of the furniture contractor to connect the whip to the furniture.

2.	Landlord agrees to install draft stops if/as needed per code.
General Conditions
This is for all of the temporary facilities required by the General Contractor to manage the project such as supervision, management, and administration.
Exclusions
1.	Structural engineering or work.

2.	Signage.

3.	Bathrooms.

4.	Keying.

5.	Furniture.

6.	Work stations.

7.	Telecommunications except as noted above

8.	All Micro-key hardware and coordination.

9.	Audiovisual work, monitors and projectors.
If you have any questions, or require additional information, please call our office at (650) 598-3961.
Sincerely,
VENTURE BUILDERS
{QuinStreet, Inc. -6-00004264.}
May 30, 2003
Matter ID Number: 7329

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EXHIBIT D
COMMENCEMENT LETTER
(EXAMPLE)

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of the _____ day of ____________ , 2003, by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and QUINSTREET, INC., a California corporation, as Tenant, for 35,435 rentable square feet on the eighth floor of the Building located at 1051 East Hillsdale Boulevard, Foster City, California.
Dear _____________________________:
     In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:
1.	The Commencement Date of the Lease is __________________________;

2.	The Termination Date of the Lease is_____________________________.
     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.
Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:	QuinStreet, Inc.

By:
Name:
Title:
Date:

{QuinStreet, Inc. -6-00004264.}
May 30, 2003
Matter ID Number: 7329

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EXHIBIT E
BUILDING RULES AND REGULATIONS
     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.
1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Tenant shall be entitled to tenant identification and suite number signage at the entrance to the Premises, as well as elevator lobby signage on the 8th floor of the Building, all of which shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord shall provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, including Tenant, at Landlord’s cost and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the
{QuinStreet, Inc. -6-00004264.}
May 30, 2003
Matter ID Number: 7329

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Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”) . Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord. This exclusion is expressly understood not to apply to conveyances reasonably necessary for the movement of persons with disabilities or for the easy movement of children under 4 years of age within the Building.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building and the Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
{QuinStreet, Inc. -6-00004264.}
May 30, 2003
Matter ID Number: 7329

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22.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.
{QuinStreet, Inc. -6-00004264.}
May 30, 2003
Matter ID Number: 7329

2

EXHIBIT F
ADDITIONAL PROVISIONS
     This Exhibit is attached to and made a part of the Lease by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”) for space in the Building located at 1051 East Hillsdale Boulevard, Foster City, California.
1.	Renewal Option.
A.	Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Renewal Option”) for one additional period of five (5) years commencing on the day following the Termination Date of the initial Term and ending on the fifth anniversary of the Termination Date (the “Renewal Term”), if:
1.	Landlord receives notice of exercise (“Initial Renewal Notice”) not less than 9 full calendar months prior to the expiration of the initial Term and not more than 12 full calendar months prior to the expiration of the initial Term; and

2.	Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.	No part of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

4.	The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.
B.	Terms Applicable to Premises During Renewal Term.
1.	The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal 95% of the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

2.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term In accordance with the terms of Section 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.
C.	Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 30 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 30 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D
{QuinStreet, Inc. -6-00004264.]
May 30, 2003
Matter ID Number: 7329

1

below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.
D.	Arbitration Procedure.
1.	If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Foster City/San Mateo area with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.	Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term, subject to the terms of Section D.4 below regarding the Minimum Renewal Base Rent, as defined therein. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises, subject to the terms of Section D.4 below regarding the Minimum Renewal Base Rent, as defined therein. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3.	If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.
E.	Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal
{QuinStreet, Inc. -6-00004264.}
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Matter ID Number: 7329

2

Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.	Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Foster City/San Mateo area. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.
2.	Right of First Refusal.
A.	Grant of Option; Conditions. Tenant shall have an ongoing right of first refusal (the “Right of First Refusal”) with respect to the approximately 36,885 rentable square feet of space consisting of the 7th floor of the East Tower Building, shown on the demising plan attached hereto as Exhibit F-1 (the “Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant, other than the then-existing tenant in the applicable portion of the Refusal Space, (the “Prospect”) interested in leasing all or a portion of the Refusal Space, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such portion of the Refusal Space to such Prospect and Tenant may lease such portion of the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within 5 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:
1.	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

2.	the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the Advice; or

3.	the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

4.	the Refusal Space is not intended for the exclusive use of Tenant or the transferee of a Permitted Transfer during the Term; or

5.	the Tenant or the transferee of a Permitted Transfer is not occupying the Premises on the date Landlord would otherwise deliver the Advice.
Notwithstanding anything in the foregoing to the contrary, Landlord shall not deliver an Advice to Tenant prior to the earlier of the following: (1) the date that is 30 months after the Commencement Date, or (2) the first date by which at least 50% of the Building is leased, it being understood that Landlord will not lease any portion of the Refusal Space to a third party prior to the earlier of such dates.
B.	Terms for Refusal Space.
1.	The term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space. Tenant shall pay Base Rent and Additional Rent for the Refusal Space in accordance with the terms and conditions of the Advice.
{QuinStreet, Inc. -6-00004264.}
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2.	The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party.
C.	Termination of Right of First Refusal. The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of (i) the original Termination Date under this Lease (not including the Renewal Term, if any), (ii) with respect to any particular Advice, Tenant’s failure to exercise its Right of First Refusal within the 5 Business Day period provided in Section A above; and (iii) with respect to any particular Advice, the date Landlord would have provided Tenant such Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

D.	Refusal Space Amendment. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.
3.	Shower Facility. Subject to the provisions of this Section 3 of Exhibit F, following the completion of construction of the Shower Facility (as defined in the Work Letter) by Landlord, so long as Tenant is not in default under this Lease, Tenant shall be entitled to the non-exclusive use of the Shower Facility. The use of the Shower Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Shower Facility. The costs of operating, maintaining and repairing the Shower Facility may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Shower Facility in its original configuration throughout the Term, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract or otherwise modify the Shower Facility, so long as the benefits to Tenant in connection therewith are not materially reduced. Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Shower Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action, except to the extent arising out of the gross negligence or willful misconduct of Landlord. It is the intention of Tenant with respect to the Shower Facility to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

4.	Temporary Fitness Center Use. During the period starting with the Commencement Date and ending on the date on which Landlord first offers Tenant an Advice with respect to all or any portion of the Refusal Space in accordance with the provisions of Paragraph 2 of this Exhibit F, Tenant may have access to up to 5,000 rentable square feet in a location designated by Landlord on the 7th floor of the Building (the “Fitness Center Space”) for the placing of exercise equipment and use as a fitness center by Tenant’s employees only, all at Tenant’s sole risk and Tenant’s sole cost and expense. Tenant’s use of the Fitness Center Space shall be subject to Landlord’ reasonable prior approval of the nature of the equipment to be installed by Tenant and the use thereof, and shall be subject to all the terms and conditions of the Lease (and the Fitness Center Space shall be considered part of the Premises for purposes of Tenant’s insurance and indemnification obligations under the Lease), except that Tenant shall not be required to pay Base Rent and Additional Rent in connection with such use. Landlord may deny or withdraw such permission to enter or use the Fitness Center Space prior to the first Advice at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees.
{QuinStreet, Inc. -6-00004264.}
May 30, 2003
Matter ID Number: 7329

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EXHIBIT F-1
REFUSAL SPACE

36,885 RSF
NOT TO SCALE

Equity Office
Redefining the workplace. Together.
2929 Campus Drive, Suite 150
San Mateo, CA 94403
650.358.5400

Seventh Floor
Parkside Towers
East Hillsdale Boulevard - Foster City, CA

East Tower
Single Tenant

Design
A P + I Design, Inc.
650.254.1444

{QuinStreet, Inc. -5-00004264.}
May 29, 2003
Matter ID Number: 7329

1

EXHIBIT G
PARKING AGREEMENT
     This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between CA- PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”) for space in the Building located at 1051 East Hillsdale Boulevard, Foster City, California.
1.	The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement. In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2.	During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 128 non-reserved parking spaces in the parking facility servicing the Building (“Parking Facility”). During the initial Term, the charge for such 128 non-reserved parking spaces shall be $0.00 per non-reserved parking pass, per month. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time, provided that Tenant shall be entitled to use such additional parking spaces at no additional charge so long as such additional spaces are available in the Parking Facility and Tenant’s use of such additional parking spaces does not interfere with the rights of the employees and invitees of other tenants of the Building to use the Parking Facility, as reasonably determined by Landlord. No deductions from the monthly charge, if any, shall be made for days on which the Parking Facility is not used by Tenant.

3.	Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

4.	Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In such event, Landlord shall refund any prepaid parking fee hereunder, prorated on a per diem basis.

5.	If Tenant shall default under this Parking Agreement, the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 30 days’ written notice, unless within such 30 day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord’s election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement.
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RULES
(i)	Tenant shall have access to the Parking Facility on a 24-hour basis, 7 days a week, subject to the other terms of this Parking Agreement. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)	Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)	All directional signs and arrows must be observed.

(iv)	The speed limit shall be 5 miles per hour.

(v)	Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)	Parking is prohibited in all areas not expressly designated for parking, including without limitation:
(a)	Areas not striped for parking

(b)	aisles

(c)	where “no parking” signs are posted

(d)	ramps

(e)	loading zones
(vii)	Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)	Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will result in a charge at the prevailing daily parking rate until payment is made, and no refunds shall be made for such daily charges following the late payment of the monthly fee. No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

(ix)	Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x)	Every parker is required to park and lock his/her own car.

(xi)	Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the Parking Facility immediately.

(xii)	Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

(xiii)	Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.
6.	TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE
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PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.	Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence, but shall not apply to Landlord’s gross negligence or willful misconduct.

8.	The provisions of Section 20 of the Lease are hereby incorporated by reference as if fully recited.

Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.
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May 30, 2003
Matter ID Number: 7329

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FIRST AMENDMENT
     THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of June 24th, 2004, by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QU1NSTREET, INC., a California corporation (“Tenant”).
RECITALS
A.	Landlord and Tenant are parties to that certain lease dated June 2, 2003 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 35,435 rentable square feet (the “Original Premises”) described as Suite No. 800 on the 8th floor of the building commonly known as Parkside Tower East located at 1051 E. Hillsdale Drive, Foster City, California (defined in Section 1.01 of the Lease as the “East Tower”), which is a portion of the “Building” defined in Section 1.01 of the Lease.

B.	Tenant has requested that additional space containing approximately 18,442 rentable square feet described as Suite No. 700 on the 7th floor of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.
     NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	Expansion and Effective Date. Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 35,435 rentable square feet on the 8th floor to 53,877 rentable square feet on the 7th and 8th floors by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.
1.01.	The “Expansion Effective Date” shall be the later to occur of (i) November 15, 2004 (“Target Expansion Effective Date”), and (ii) the date upon which the Expansion Space Landlord Work (as defined in the Expansion Space Work Letter attached as Exhibit B hereto) in the Expansion Space has been Substantially Completed; provided, however, that if Landlord is delayed in the performance of the Expansion Space Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13 of the Lease) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to the Expansion Space Plans or other approved plans, Tenant’s failure to comply with any of its obligations under the Lease or this Amendment or the Expansion Space Work Letter, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Expansion Space Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Expansion Space Landlord Work absent any Tenant Delay.

The Expansion Space Landlord Work shall be deemed to be “Substantially Complete” on the later of (a) the date that all Expansion Space Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Expansion Space, in a good and workmanlike manner and in compliance with the Expansion Space Plans (as defined in the Expansion Space Work Letter attached hereto as Exhibit B) and subject to any revisions to the Expansion Space Plans approved by Landlord and
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Tenant in accordance with the Expansion Space Work Letter), and (b) the date Landlord receives from the appropriate governmental authorities all approvals necessary for the occupancy of the Expansion Space.

1.02.	The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay Rent on the Expansion Space shall be Tenant’s sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Effective Date. If the Expansion Effective Date is delayed pursuant to the foregoing, the Termination Date under the Lease shall not be similarly extended.

1.03.	In addition to the postponement, if any, of the Expansion Effective Date as a result of the applicability of Section 1.01. of this Amendment, the Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space on the Expansion Effective Date for any other reason (other than Tenant Delays by Tenant), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed pursuant to the foregoing, the Termination Date under the Lease shall not be similarly extended.
2.	Base Rent. In addition to Tenant’s obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

	Annual Rate Per
Months of Term or Period	Square Foot	Monthly Base Rent
November 15, 2004 – October 31, 2005	$24.60	$37,806.10
November 1, 2005 – October 31, 2006	$26.40	$40,572.40
November 1, 2006 – October 31, 2007	$27.60	$42,416.60
November 1, 2007 – October 31, 2008	$28.80	$44,260.80
November 1, 2008 – October 31, 2009	$30.00	$46,105.00
All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Target Expansion Effective Date. If the Expansion Effective Date is other than the Target Expansion Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date, and the actual Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Base Rent rate shall not be postponed as a result of an adjustment of the Expansion Effective Date as provided above.

3.	Security Deposit. No Security Deposit shall be required in connection with this Amendment. The definition of Security Deposit set forth in Section 1.08 of the Lease is hereby deleted and replaced with “None”. The first sentence of Article V of the Lease is hereby amended to include the clause, “ if any,” after the words “Security Deposit” in the first sentence. The provisions of Section 8.09 below shall apply to Tenant’s Letter of Credit obligations under the Lease, as amended hereby.

4.	Tenant’s Pro Rata Share. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant’s Pro Rata Share for the Expansion Space is 4.6283%.

5.	Expenses and Taxes. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes applicable to the Expansion Space in accordance with the terms of the Lease, as amended hereby.

6.	Improvements to Expansion Space.
6.01.	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations,
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repairs or improvements, except as may be expressly provided otherwise in this Amendment or in the Expansion Space Work Letter attached hereto as Exhibit B. Notwithstanding the foregoing, except to the extent caused by Tenant or any Tenant Related Party (as defined in Section 13 of the Lease), as of the Expansion Effective Date, the electrical, heating, ventilation and air conditioning, mechanical and plumbing systems serving the Expansion Space shall be in good order and satisfactory condition and in compliance with applicable Laws (as defined in Section 5 of the Lease). If the foregoing are not in good working order or compliance as provided above, Landlord shall be responsible for repairing or restoring same, or correcting such violations, at its cost and expense, provided that the foregoing shall not prohibit Landlord from including the cost of routine maintenance and repair of such systems in Expenses as otherwise permitted under Section 4.02 of the Lease.
6.02.	Responsibility for Improvements to Expansion Space. Landlord shall perform improvements to the Expansion Space in accordance with the Expansion Space Work Letter attached hereto as Exhibit B.
7.	Early Access to Expansion Space; Beneficial Occupancy. Landlord grants Tenant the right to enter the Expansion Space, at Tenant’s sole risk, thirty (30) days prior to Landlord’s then reasonable estimate of the Expansion Effective Date, for the purpose of installing telecommunications and data cabling, fiber optic links, equipment, furnishings and other personalty, and for conducting business operations in the Premises. Such access shall be subject to the terms and conditions of the Lease, as amended hereby, but Tenant shall not be required to pay Rent (defined in Section 4.01 of the Lease) to Landlord during such period of early access before the Expansion Effective Date. However, Tenant shall be responsible for the reasonable cost of services requested by Tenant (e.g. freight elevator usage of after-hours HVAC) during such period. Landlord may withdraw or limit such permission to enter the Expansion Space prior to the Expansion Effective Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Expansion Space Landlord Work at the earliest possible date.

In addition to the foregoing, if the Expansion Space Landlord Work is Substantially Complete prior to the Target Expansion Effective Date, subject to the terms of this Section 7.01, Tenant may take possession of and occupy the Expansion Space for the Permitted Use and may conduct business operations therein following the date of Substantial Completion of the Expansion Space Landlord Work and prior to the Expansion Effective Date, which occupancy shall be subject to the terms and conditions of the Lease, as amended hereby, but Tenant shall not be required to pay Rent (defined in Section 4.01 of the Lease) to Landlord during such period of early occupancy before the Expansion Effective Date. However, Tenant shall be responsible for the reasonable cost of services requested by Tenant (e.g. freight elevator usage of after-hours HVAC) during such period.

8.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:
8.01	Renewal Option. Tenant’s Renewal Option set forth in Section 1 of Exhibit F of the Lease shall apply to the entire Premises (Original Premises and Expansion Space) only, and the Renewal Term may be subject to reduction pursuant to Section 8.02 below.

8.02	One-Year Extension Option. Tenant shall have the One-Year Extension Option set forth below, which Tenant may, at Tenant’s option, exercise in lieu of one year of the term of Tenant’s Renewal Option. Upon Tenant’s delivery of an Initial Renewal Notice under the Renewal Option, Tenant’s One-Year Extension Option automatically shall be of no further force and effect, and alternatively, upon Tenant’s delivery of a One-Year Renewal Notice, Tenant’s Renewal Option shall automatically be reduced to a 4-year renewal option commencing at the conclusion of Tenant’s One-Year Extension Term and the notice period for the Renewal Option set forth in Section 1.A.1 of Exhibit F of the Lease shall be calculated from the expiration of the One-Year Extension Term rather than from the expiration of the initial Term.
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A.	Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “One-Year Extension Option”) for the entire Premises only (both the Original Premises and the Expansion Space) for one additional period of one (1) year commencing on the day following the Termination Date of the initial Term and ending on the first anniversary of the Termination Date (the “One-Year Extension Term”), if:
1.	Landlord receives notice of exercise (“One-Year Extension Notice”) not less than 9 full calendar months prior to the expiration of the initial Term; and

2.	Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers One-Year Extension Notice; and

3.	No part of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its One-Year Extension Notice; and

4.	The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its One-Year Extension Notice.
B.	Terms Applicable to Premises During One-Year Extension Term.
1.	The Base Rent rate per rentable square foot for the Premises during the One-Year Extension Term shall be $2.65 per rentable square foot for the Premises. Such Base Rent shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease, as amended hereby.

2.	Tenant shall continue to pay Additional Rent for the Premises during the One-Year Extension Term in accordance with the terms of the Lease.

3.	Tenant shall accept the Premises on an as-is basis for the One-Year Extension Term and shall not be entitled to any allowances, improvements or concessions in connection therewith.
C.	One-Year Extension Amendment. If Tenant is entitled to and properly exercises its One-Year Extension Option, Landlord shall prepare an amendment (the “One-Year Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The One-Year Extension Amendment shall be sent to Tenant within a reasonable time after receipt of the One-Year Extension Notice and Tenant shall execute and return the One-Year Extension Amendment to Landlord as soon as practicable after Tenant’s receipt of same, but, upon delivery of Tenant’s One-Year Extension Notice, an otherwise valid exercise of the One-Year Extension Option shall be fully effective whether or not the One-Year Extension Amendment is executed.
8.03	7th Floor Right of First Refusal. The “Right of First Refusal” set forth in Section 2 of Exhibit F of the Lease shall remain in full force and effect, except that:
A.	As amended hereby, such Right of First Refusal shall hereafter be referred to as the “7th Floor Right of First Refusal”, and all references to the “Right of First Refusal” in Section 2 of Exhibit F of the Lease shall refer instead to the “7th Floor Right of First Refusal”.

B.	The “Refusal Space” for purposes of the 7th Floor Right of First Refusal shall be amended to include only the approximately 18,443 rentable square feet that represent the portion of the Refusal Space set forth on Exhibit F-1 to the Lease other than the Expansion Space, and accordingly Exhibit F-1 is hereby deleted and replaced with Exhibit A-2 attached hereto. As amended hereby, the term “Refusal Space”, as defined in Section 2 of Exhibit F to the Lease, shall hereafter be referred to as the “7th Floor
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Refusal Space”, and all references to the “Refusal Space” in Section 2 of Exhibit F of the Lease shall refer instead to the 7th Floor Refusal Space.

C.	Section 2.C(i) of Exhibit F of the Lease is hereby deleted and replaced with the following: “the original Termination Date under the Lease (not including any renewal or extension of the Term, whether pursuant to the Renewal Option, the One-Year Extension Option, or otherwise)”.
8.04.	6th Floor Right of First Refusal.
A.	Grant of Option; Conditions. In addition to the Right of First Refusal set forth in Section 2 of Exhibit F of the Lease, as amended in Section 8.02 below, Tenant shall have an ongoing right of first refusal (the “6th Floor Right of First Refusal”) with respect to the approximately 41,631 rentable square feet of space consisting of the 6th floor of the East Tower, shown on the demising plan attached hereto as Exhibit A-1 (the “6th Floor Refusal Space”). Tenant’s 6th Floor Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant, other than the then-existing tenant in the applicable portion of the 6th Floor Refusal Space, (the “6th Floor Prospect”) interested in leasing all or a portion of the 6th Floor Refusal Space, Landlord shall advise Tenant (the “6th Floor Advice”) of the terms under which Landlord is prepared to lease such portion of the 6th Floor Refusal Space to such Prospect and Tenant may lease such portion of the 6th Floor Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “6th Floor Notice of Exercise”) within 5 Business Days after the date of the 6th Floor Advice, except that Tenant shall have no such 6th Floor Right of First Refusal and Landlord need not provide Tenant with a 6th Floor Advice if:
1.	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the 6th Floor Advice; or

2.	the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the 6th Floor Advice; or

3.	the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the 6th Floor Advice; or

4.	the 6th Floor Refusal Space is not intended for the exclusive use of Tenant or the transferee of a Permitted Transfer during the Term; or

5.	the Tenant or the transferee of a Permitted Transfer is not occupying the Premises on the date Landlord would otherwise deliver the 6th Floor Advice.
B.	Terms for 6th Floor Refusal Space.
1.	The term for the 6th Floor Refusal Space shall commence upon the commencement date stated in the 6th Floor Advice and thereupon such 6th Floor Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the 6th Floor Advice, including the termination date set forth in the 6th Floor Advice, shall govern Tenant’s leasing of the 6th Floor Refusal Space and only to the extent that they do not conflict with the 6th Floor Advice, the terms and conditions of the Lease shall apply to the 6th Floor Refusal Space. Tenant shall pay Base Rent and Additional Rent for the 6th Floor Refusal Space in accordance with the terms and conditions of the 6th Floor Advice.

2.	The 6th Floor Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant
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takes possession of the 6th Floor Refusal Space or the date the term for such 6th Floor Refusal Space commences, unless the 6th Floor Advice specifies work to be performed by Landlord in the 6th Floor Refusal Space, in which case Landlord shall perform such work in the 6th Floor Refusal Space. If Landlord is delayed delivering possession of the 6th Floor Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the 6th Floor Refusal Space shall be postponed until the date Landlord delivers possession of the 6th Floor Refusal Space to Tenant free from occupancy by any party.
C.	Termination of 6th Floor Right of First Refusal. The rights of Tenant hereunder with respect to the 6th Floor Refusal Space shall terminate on the earlier to occur of (i) the original Termination Date under this Lease (not including the Renewal Term, if any), (ii) with respect to any particular 6th Floor Advice, Tenant’s failure to exercise its 6th Floor Right of First Refusal within the 5 Business Day period provided in Section A above; and (iii) with respect to any particular 6th Floor Advice, the date Landlord would have provided Tenant such Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

D.	6th Floor Refusal Space Amendment. If Tenant exercises its 6th Floor Right of First Refusal, Landlord shall prepare an amendment (the “6th Floor Refusal Space Amendment”) adding the 6th Floor Refusal Space to the Premises on the terms set forth in the 6th Floor Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the 6th Floor Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the 6th Floor Notice of Exercise executed by Tenant, and Tenant shall execute and return the 6th Floor Refusal Space Amendment to Landlord as soon as practicable thereafter, but an otherwise valid exercise of the 6th Floor Right of First Refusal shall be fully effective whether or not the 6th Floor Refusal Space Amendment is executed.
8.05	Signage.
A.	Elevator Lobby. In Section 3 of Exhibit E (Building Rules and Regulations), the phrase “7th” floor and the” shall be added between the words “the” and “8th” in the second sentence.

B.	Monument Sign. So long as (i) Tenant is not in default under the terms of the Lease; (ii) Tenant is in occupancy of at least 20,000 rentable square feet of the Premises; and (iii) Tenant has not assigned the Lease or sublet more than 15% of the Premises to one or more non-affiliated entities, Tenant shall have the right to have its name listed on the shared Building monument sign located near the entrance to the East Tower (the “Sign”). Following installation of Tenant’s name on the Sign, Tenant shall be liable for all costs related to the maintenance and, if applicable, illumination of the sign. In the event that additional names are listed on the Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Sign. Tenant shall be solely responsible for the costs in connection with the design, fabrication and installation of Tenant’s name on the Sign. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Sign or is in violation of applicable Laws. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents) any provisions for illumination. If during the Lease Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable cure periods; or (b) Tenant fails to continuously occupy at least 20,000
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rentable square feet of the Premises; or (c) Tenant assigns the Lease to a non-affiliated entity or subleases more than 15% of the Premises to one or more non-affiliated entities, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Sign at Tenant’s sole cost and expense.
8.06.	Parking. Effective as of the Expansion Effective Date, Section 2 of Exhibit G (Parking Agreement) of the Lease is hereby amended to increase Tenant’s non-reserved parking spaces from 128 to 194. Such additional spaces shall be free of charge during the initial Term of the Lease and shall be subject to all of the terms and conditions of the Parking Agreement. Landlord agrees that until such time as consistent actual demand for visitor parking and/or for the retail portion of the Building occurs such that the whole of the first floor of the parking garage is needed for regular occupancy by retail customers and visitors to the Building’s tenants, including Tenant, as reasonably determined by Landlord, Tenant may use a reasonable and practical portion of its non-reserved parking spaces on the first floor of the parking garage serving the Building.

8.7.	Landlord’s Notice Address. The Landlord’s Notice Address set forth in Section 1.12 of the Lease is hereby deleted in its entirety and replaced with the following:

LANDLORD’S NOTICE ADDRESS:

CA-Parkside Towers Limited Partnership	With a copy to:
c/o Equity Office Management, L.L.C.	Equity Office
950 Tower Lane	One Market, Spear Tower,
Suite 950	Suite 600
Foster City, California 94404	San Francisco, California 94105
Attention: Property Manager	Attention: Regional Counsel - San Francisco Region
Notwithstanding anything to the contrary contained in the Lease, Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.
8.08	Temporary Fitness Facility and Access. For purposes of Section 4 of Exhibit F of the Lease, following the date hereof, the “Fitness Center Space” shall be relocated to an area of up to 5,000 rentable square feet designated by Landlord within the 7th Floor Refusal Space, as defined in Section 8.03(B).

Solely during the period that Tenant is entitled to use the Fitness Center Space pursuant to Section 4 of Exhibit F of the Lease, Tenant shall have the non-exclusive license (“License”) to use a portion of the 7th Floor Refusal Space, in a location reasonably designated by Landlord, to the extent reasonably necessary for purposes of ingress and egress to the Fitness Center Space and for no other purpose. Tenant’s use of the 7th Floor Refusal Space pursuant to the License, as well as Tenant’s use of the Fitness Center Space, shall be subject to Tenant’s insurance, indemnification and waiver of subrogation obligations under the Lease as if the same were part of the Premises.

8.09	Letter(s) of Credit. Landlord acknowledges that as of the date hereof Landlord is holding a Letter of Credit in the amount of $177,175.00, pursuant to Section 6 of the Lease (the “Original Letter of Credit”). Concurrently with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deliver to Landlord an additional Letter of Credit (or an amendment to the Original Letter of Credit) meeting the requirements of this Section 8.09 for Letters of Credit and in the amount of (or increasing the original amount by) $46,105.00, such that thereafter Landlord is holding Letter(s) of Credit in the total amount of $223,280.00 (collectively, or as so amended, the “Increased Letter of Credit”). Effective as of the date of Landlord’s receipt and acceptance of the Increased Letter of Credit in accordance with the provisions hereof, the term “Letter of Credit” in the Lease shall thereafter refer to such Increased Letter of Credit. Landlord and Tenant agree that effective as of the date hereof, Paragraphs 2 and 3 of Section 6 of the Lease are hereby deleted in their entirety, and the following provisions are hereby added to the Lease as Section 5 of Exhibit F.
June 11, 2004
Matter ID Number: 13883

A.	General Provisions. The Letter of Credit shall be held by Landlord as collateral for the full performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code. The Letter of Credit shall be a standby, unconditional, irrevocable, transferable letter of credit in the form of Exhibit H of the Lease and containing the terms required herein, in the face amount required under the Lease (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution satisfactory to Landlord, permitting multiple and partial draws thereon, and otherwise in form reasonably acceptable to Landlord. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal or extension Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 5 of Exhibit F, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

B.	Drawings under Letter of Credit. Upon Tenant’s failure to comply with one or more provisions of the Lease beyond any applicable cure period or as otherwise specifically agreed to by Landlord and Tenant pursuant to the Lease or any amendment thereto, Landlord may, without prejudice to any other remedy provided in the Lease or by law, draw on the Letter of Credit and use all or part of the proceeds to (i) satisfy any amounts due to Landlord from Tenant, and (ii) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply. In addition, if Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 5 of Exhibit F.

C.	Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under the Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under the Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case
June 11, 2004
Matter ID Number: 13883

pursuant to a final court order not subject to appeal or any stay pending appeal.

D.	Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 5 of Exhibit F, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, the same shall constitute an uncurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

E.	Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context, including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 8.06 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease.
8.10	Landlord Work and Shower Facility. Tenant acknowledges that Landlord has completed the Landlord Work and the Shower Facility as required under the Lease and has no further obligations to Tenant under the Work Letter attached thereto as Exhibit C. Landlord acknowledges that the foregoing shall not be interpreted to limit Landlord’s obligations to install a lobby directory including Tenant’s information, as provided in Paragraph 4 of Exhibit F to the Lease, and to install security card readers in the elevators in the Building pursuant to Section 7.01 (d) of the Lease.

8.11	Building Services. The following is hereby added to the end of Section 7.01 of the Lease: “and (h) Landlord shall ensure that the building ledges visible from the Premises are maintained periodically so that they remain clean and tidy.”
9.	Miscellaneous.
9.01.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.
June 11, 2004
Matter ID Number: 13883

9.02.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.03.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.04.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

9.05.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

9.06.	Tenant hereby represents to Landlord that Tenant has dealt with Wayne Mascia Associates (“Broker”) as broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Amendment. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate agreement to be entered into between Landlord and Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Amendment or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

9.07.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
[SIGNATURES ARE ON FOLLOWING PAGE]
June 11, 2004
Matter ID Number: 13883

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

		By:	/s/ Mark Geisreiter

		Name:	Mark Geisreiter
		Title:	Senior Vice President

TENANT:

QUINSTREET, INC., a California-corporation

By:	/s/ Douglas J. Valenti
Name:	Douglas J. Valenti
Title:	President & CEO

By:	/s/ Michael McDauvgl
Name:	Michael McDauvgl
Title:	V.P. and General Counsel
June 11, 2004
Matter ID Number: 13883

EXHIBIT A
OUTLINE AND LOCATION OF EXPANSION SPACE

SPACE PLAN FIVE

PROJECT:

QUINSTREET

CLIENT:

EQUITY OFFICE

SHEET TITLE:

SPACE PLAN FOUR

SHEET NO.: SP.5

June 11, 2004
Matter ID Number: 13883

EXHIBIT A-1
OUTLINE AND LOCATION OF 6TH FLOOR REFUSAL SPACE

NOT TO SCALE

Equity Office
Redefining the workplace. Together.

2929 Campus Drive, Suite 150
San Mateo, CA 94403
650.358.5400

Sixth Floor
Parkside Towers
East Hillsdale Boulevard - Foster City, CA

Design
650.254.1444

June 11, 2004
Matter ID Number: 13883

EXHIBIT A-2
OUTLINE AND LOCATION OF 7th FLOOR REFUSAL SPACE

SPACE PLAN FIVE

DESIGN

AP+I DESIGN, INC.

PROJECT:

QUNNSTREET
1661 E. HILLSDALE BLVD.
FOSTER CITY, CA

CLIENT:

EQUITY OFFICE
950 TOWER LANE, STE. 950
FOSTER CITY, CA

SHEET TITLE:

SPACE PLAN FOUR

SHEET NO.: SP.5

June 11, 2004
Matter ID Number: 13883

EXHIBIT B
EXPANSION SPACE WORK LETTER
As used in this Work Letter, the “Premises” shall be deemed to mean the Expansion Space, as initially defined in the attached Amendment.
1.	Landlord shall perform improvements to the Expansion Space in accordance with the plans prepared by AP+I Design, Inc. dated June 7, 2004 (the “Expansion Space Plans”), which are attached hereto as Exhibit B-1. The improvements to be performed by Landlord in accordance with the Expansion Space Plans are hereinafter referred to as the “Expansion Space Landlord Work.” It is agreed that construction of the Expansion Space Landlord Work will be completed at Landlord’s sole cost and expense (subject to the terms of Section 2 below) using the Building standard methods, materials and finishes attached hereto as Exhibit B-2. If any finishes or materials specified in the Expansion Space Landlord Work are or become unavailable or have long lead times that would delay Landlord’s completion of the Expansion Space Landlord Work, Landlord and Tenant shall work together in good faith to select alternative finishes or materials to allow Landlord to complete the Expansion Space Landlord Work in a timely manner. Landlord shall enter into a direct contract for the Expansion Space Landlord Work with Venture Builders as general contractor. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Expansion Space Landlord Work. Subject to Landlord’s obligations expressly set forth in Article 5 of the Lease, which Landlord agrees shall apply to the Expansion Space Landlord Work to the same extent applicable to the Landlord Work set forth in the original Lease, Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Expansion Space Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Expansion Space Plans and any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment).

2.	If Tenant shall request any revisions to the Expansion Space Plans, Landlord shall have such revisions prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Expansion Space Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Expansion Space Landlord Work, if any, resulting from such revisions to the Expansion Space Plans. Tenant, within three (3) Business Days, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Expansion Space disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Expansion Space resulting from any revision to the Expansion Space Plans. If such revisions result in an increase in the cost of Expansion Space Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Expansion Space Plans shall be subject to the approval of Landlord; provided, however, that if Landlord does not disapprove Tenant’s requested revisions to the Expansion Plans prior to having such revisions prepared, then if Landlord proceeds with preparation of the revised Expansion Plans and thereafter disapproves the revisions for reasons other than (a) a violation of applicable fire or building codes, or of other Laws, (b) the triggering of a legal requirement for upgrades or alterations to the Premises or other parts of the Building, or (3) incompatibility or conflicts with Building systems, then Tenant shall not be obligated to reimburse Landlord for the cost of preparation of the revised Plans.

3.	This Expansion Space Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease (as amended hereby) or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease (as amended hereby) or otherwise, unless expressly so provided in the Lease (as amended hereby) or any amendment or supplement to the Lease (as amended hereby).
June 11, 2004
Matter ID Number: 13883

EXHIBIT B-1
EXPANSION SPACE PLANS

SPACE PLAN FIVE

AP+I DESIGN, INC.

PROJECT:

QUBESTREET
1041 E. HILLSDALE BLVD.
FOSTER CITY, CA

CLIENT:

EQUITY OFFICE
950 TOWER LANE, STE. 950
FOSTER CITY, CA

SHEET TITLE

SPACE PLAN FOUR

SHEET NO.: **SP.5**

© Copyright AP+I Design, Inc. 2004

June 11, 2004
Matter ID Number: 13883

EXHIBIT B-2
BUILDING STANDARDS
AP+I DESIGN, INC. | Architecture • Planning • Interior Design
May 24, 2004
Job No. 04158
Venture Builders
1509 Industrial Road
San Carlos, CA 94070
Attention:          Leslie Noonan
Subject:           Quinstreet — Pricing Information
Dear Leslie:
The following is a list of standards that will be required for the Quinstreet space on the seventh floor at Parkside Towers. The tenant improvement standards will be duplications of the standards on the eighth floor as follows:
QUINSTREET
•	Full height insulated walls at all enclosed rooms.

•	T-Bar ceiling with parabolic fixtures at all enclosed rooms.

•	At all open office locations ceiling will be exposed with a system in place for cable management. Landlord has asked the installing contractor to do a “mockup” of the proposed ceiling to review with all parties. Until that time Landlord is willing to commit to providing a ceiling that is mutually agreeable for both parties.

•	Ceiling will be exposed, therefore all overhead cabling, ductwork, etc. must be clean and installed in an organized “neat” manner.

•	Pendant hung strip fixtures used in open office areas to match standard on eighth floor.

•	Doors will be natural maple veneer (3’-0” x 9’-0”) with brushed aluminum sidelights (2’-6” x 9’-0”). Door hardware-polished chrome.

•	Carpet: In open office areas — Bigelow Camden. In closed teaming/conference areas — Bigelow Cyberweave. Rubber base — Burke.

•	VCT: In server room, storage room and breakroom — Armstrong.

•	Provide upper and lower cabinets in breakroom w/ dishwasher and garbage disposal. Upper and lower cabinets in copy/mail area.

•	Electrical requirements:
Conference rooms and teaming rooms — two power/two phone/data
Conference rooms — floor power/data/phone in center of room
Phone rooms — 1 power — 1 phone/data
Server room — refer to eight floor TI
All other electrical requirements refer to eighth floor Quinstreet tenant improvement standards.
200 Blossom Lane, Mountain View, CA 94041 | main 650.254.1444 | fax 650.254.1411 | www.apidesign.com
June 11, 2004
Matter ID Number: 13883

Venture Builders
May 26, 2004
Page Two
ELEVATOR LOBBY
•	Provide building standard stone tile at elevator lobby floor. Provide stone tile base.

•	Provide painted walls, ceiling and painted elevator doors and trims.

•	Provide wall sconces to match bldg. standard.

•	Provide 2’-0” soffit at perimeter of ceiling.

•	Provide building standard can lights at ceiling.
Please give me a call with questions or comments.
Thank you.
Very truly yours,
Jennifer Morse
Principal

Signature	Date
4157quin.ltr
200 Blossom Lane, Mountain View, CA 94041   |  main 650.254.1444   |   fax 650.254.1411   |   www.apidesign.com

SECOND AMENDMENT
     THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of March 7, 2005, by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”).
RECITALS
A.	Landlord and Tenant are parties to that certain lease dated June 2, 2003, which lease has been previously amended by that certain First Amendment dated June 24, 2004 (the “First Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 53,877 rentable square feet (the “Premises”) described as Suite Nos. 700 and 800 on the 7th and 8th floors, respectively, of the building commonly known as Parkside Tower East located at 1051 East Hillsdale Boulevard, Foster City, California (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.
     NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	Amendment. Effective as of the date hereof, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:
1.01.	Temporary Fitness Center Space.
A.	As of February 28, 2005, the Lease shall terminate with respect to the Fitness Center Space, as set forth in Section 8.08 of the First Amendment, and Tenant shall surrender the Fitness Center Space to Landlord pursuant to Section 25 of the Lease. During the period beginning on March 1, 2005 and ending on March 31, 2005 (such period being referred to herein as the “Temporary Fitness Center Space Term”), Landlord shall allow Tenant to use approximately 3,000 rentable square feet of space located on the 4th floor of the Building as shown on Exhibit A of this Amendment (the “Temporary Fitness Center Space”) for the placing of exercise equipment and use as a fitness center by Tenant’s employees only, all at Tenant’s sole risk and Tenant’s sole cost and expense. THE TEMPORARY FITNESS CENTER SPACE TERM SHALL AUTOMATICALLY RENEW FOR CONSECUTIVE PERIODS OF 1 MONTH EACH UNTIL TERMINATED BY EITHER PARTY BY THE DELIVERY OF NOT LESS THAN 30 DAYS PRIOR WRITTEN NOTICE TO THE OTHER PARTY. Such Temporary Fitness Center Space shall be accepted by Tenant in its “as-is” condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Fitness Center Space or to incur any costs in connection with Tenant’s move in, move out or occupancy of the Temporary Fitness Center Space. Tenant acknowledges that it shall be entitled to use and occupy the Temporary Fitness Center Space at its sole cost, expense and risk. Tenant shall not construct any improvements or make any alterations of any type to the Temporary Fitness Center Space unless Tenant has first complied with all requirements of Section 9 of the Lease. All costs in connection with making the Temporary Fitness Center Space ready for occupancy by Tenant shall be the sole responsibility of Tenant. As a condition of Tenant’s use of the Temporary Fitness Center Space, and prior to the use of the Temporary Fitness Center Space by and of Tenant’s employees, Tenant shall comply with the requirements contained in the email from the Foster City Fire Marshal, attached hereto as Exhibit B (the “Foster City Fire Marshal Requirements”). Tenant’s failure to comply with the Foster City Fire Marshal Requirements shall automatically terminate any rights granted to Tenant to use the Temporary Fitness Center Space.
2/28/2005
Matter ID #: 18445

B.	During the Temporary Fitness Center Space Term, the Temporary Fitness Center Space shall be subject to the terms and conditions of the Lease, including, without limitation, Section 13 (Indemnity and Waiver of Claims), Section 14 (Insurance) and Section 15 (Subrogation), except as expressly modified herein and except that (i) Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Temporary Fitness Center Space which was granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Temporary Fitness Center Space, (ii) the Temporary Fitness Center Space shall not be subject to any renewal or expansion rights of Tenant under the Lease, (iii) Tenant shall not be required to pay Base Rent for the Temporary Space during the Temporary Fitness Center Space Term, and (iv) Tenant shall not be required to pay Tenant’s Pro Rata Share of Expenses and Taxes for the Temporary Fitness Center Space during the Temporary Fitness Center Space Term.

C.	Upon termination of the Temporary Fitness Center Space Term, Tenant shall vacate the Temporary Fitness Center Space and deliver the same to Landlord in the same condition that the Temporary Fitness Center Space was delivered to Tenant, ordinary wear and tear excepted. At the expiration or earlier termination of the Temporary Fitness Center Space Term, Tenant shall remove all debris, all items of Tenant’s personalty, and any trade fixtures of Tenant from the Temporary Fitness Center Space. Tenant shall be fully liable for all damage Tenant or Tenant’s agents, employees, contractors, or subcontractors cause to the Temporary Fitness Center Space.

D.	Tenant shall have no right to hold over or otherwise occupy the Temporary Fitness Center Space at any time following the expiration or earlier termination of the Temporary Fitness Center Space Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the Temporary Fitness Center Space, without first providing notice thereof to Tenant. In the event of holding over by Tenant after expiration or termination of the Temporary Fitness Center Space Term without the written authorization of Landlord, Tenant shall pay, for such holding over, $6,150.00 for each month or partial month of holdover, plus all consequential damages that Landlord incurs as a result of the Tenant’s hold over. During any such holdover, Tenant’s occupancy of the Temporary Fitness Center Space shall be deemed that of a tenant at sufferance, and in no event, either during the Temporary Fitness Center Space Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law. While Tenant is occupying the Temporary Fitness Center Space, Landlord or Landlord’s authorized agents shall be entitled to enter the Temporary Fitness Center Space, upon reasonable notice, to display the Temporary Fitness Center Space to prospective tenants.
1.02.	Landlord’s Notice Address. The Landlord’s Notice Address as set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and replaced with the following:

ADDRESS OF LANDLORD:	With a copy to:

CA-Parkside Towers Limited Partnership	Equity Office
c/o Equity Office	One Market, Spear Tower,
950 Tower Lane, Suite 950	Suite 600
Foster City, California 94404	San Francisco, California 94105
Attention: Property Manager	Attention: Regional Counsel –
San Francisco Region
Notwithstanding anything to the contrary contained in the Lease, as amended hereby, Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.
2/28/2005
Matter ID #: 18445

2.	Miscellaneous.
2.01.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

2.02.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.03.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.04.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.05.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.06.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

2.07.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
[SIGNATURES ARE ON FOLLOWING PAGE]
2/28/2005
Matter ID #: 18445

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability
company, its general partner

By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By:	/s/ Kenneth Young
Name:	Kenneth Young
Title:	Managing Director, Leasing

TENANT:

QUINSTREET, INC., a California corporation

By:	/s/ Michael McDonough
Name:	Michael McDonough
Title:	V.P. Secretary & General Counsel

By:	/s/ Bronwyn Syiek
Name:	Bronwyn Syiek
Title:	COO
2/28/2005
Matter ID #: 18445

EXHIBIT A
OUTLINE AND LOCATION OF TEMPORARY FITNESS CENTER SPACE
This Exhibit is attached to and made a part of the Amendment by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”) for space in the Building located at 1051 East Hillsdale Boulevard, Foster City, California.
2/28/2005
Matter ID #: 18445

EXHIBIT B
FOSTER CITY FIRE MARSHAL REQUIREMENTS
This Exhibit is attached to and made a part of the Amendment by and between CA-PARKSIDE TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and QUINSTREET, INC., a California corporation (“Tenant”) for space in the Building located at 1051 East Hillsdale Boulevard, Foster City, California.
•	The work will need to be approved by the City of Foster City.

•	The work will need to be permitted.
“John Mapes” <jmapes@fostercity.org>

01/31/2005 10:26 AM

To
<David_Weinstein@equityoffice.com>, “Chuck Haney”
<chaney@fostercity.org>
cc <Bsonntag@Quinstreet.Com>
Subject
RE: Quinstreet Gym
David,
The Building Official and I visited the site today 1/31/05. The only issues I have are:
1. Providing sufficient emergency lighting so that the exit pathways are visible at all times (Building Permit required for all electrical work)
2. Covering or clearly identifying the existing trip hazards in the floor
3. Providing a 2A10BC dry chemical fire extinguisher for the area
The building emergency systems and exit signs are existing and must be active at all times (they appear to be.)
John Mapes
Fire Marshal
FCFD
Chuck Haney
Chief Building Offical
2/28/2005
Matter ID #: 18445

THIRD AMENDMENT TO LEASE
(Lease Extension)
     THIS THIRD AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of September 9, 2008, by and between PARKSIDE TOWERS, L.P., a Delaware limited partnership (“Landlord”), and QUINSTREET, INC., a California corporation (“Tenant”).
RECITALS
     A. CA-Parkside Towers Limited Partnership, a Delaware limited partnership, predecessor-in-interest to Landlord, and Tenant entered into that certain Office Lease Agreement dated as of June 2, 2003 (the “Original Lease”), as amended by that certain First Amendment dated as of June 24, 2004 (the “First Amendment”) and by that certain Second Amendment dated as of March 7, 2005 (the “Second Amendment”), pursuant to which Tenant leases from Landlord certain premises commonly known as Suites 700 and 800 (the “Premises”) on the seventh (7th) and eighth (8th) floors of the building commonly known as Parkside Tower East located at 1051 East Hillsdale Boulevard in Foster City, California, which Premises contain an aggregate of approximately 53,877 rentable square feet. The Original Lease, as amended by the First Amendment and the Second Amendment, is herein referred to collectively as the “Lease”. The Lease is scheduled to expire on October 31, 2009.
     B. Landlord and Tenant presently desire to amend the Lease to, among other things, extend the Term of the Lease, as more fully set forth below.
     C. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Lease.
     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants, terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Term; Rental. The Term of the Lease for the Premises is hereby extended for a period of one (1) year (the “One-Year Extension Term”) commencing on November 1, 2009 and terminating on October 31, 2010. Tenant shall pay to Landlord throughout the One-Year Extension Term, at such place as Landlord may designate, without deduction, offset, prior notice or demand, Base Rent for the Premises in lawful money of the United States in the following amounts:

Months	Monthly Base Rent Rate	Monthly Base Rent
November 1, 2009 – October 31, 2010	$2.65 psf	$142,774.05
Nothing herein shall be construed to limit or alter Tenant’s obligation to pay Tenant’s Pro Rata Share of Expense Excess and Tax Excess as provided in Exhibit B to the Original Lease, throughout the One-Year Extension Term. The Base Year shall remain calendar year 2004.

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     2. Condition of Premises. Tenant shall accept the Premises in its “AS IS” condition effective as of the commencement of the One-Year Extension Term. Tenant acknowledges that Landlord shall have no obligation to make or to pay for any improvements to the Premises or otherwise prepare the Premises for Tenant’s occupancy during the One-Year Extension Term. Subject to the terms of the Lease, as amended hereby, all Building operating systems shall be in good condition and repair as of the commencement date of the One-Year Extension Term.
     3. Modifications to Lease. Effective as of the date hereof:
          3.1 Notices to Landlord. Landlord’s addresses for receipt of notices under the Lease are as follows:
          c/o Harvest Properties, Inc.
          6475 Christie Avenue, Suite 550
          Emeryville, CA 94608
          Attention: Parkside Towers Property Manager
          Telephone: (510) 594-2050
          Facsimile: (510) 594-2049
          With a copy to:
          c/o Invesco Real Estate
          500 Three Galleria Tower
          13155 Noel Road
          Dallas, Texas 75240
          Attention: Parkside Towers Asset Manager
          Telephone: (972) 715-7497
          Facsimile: (972) 715-5816
          3.2 Renewal Option. Tenant’s Renewal Option set forth in Section 1 of Exhibit F to the Original Lease shall be for a period of four (4) years (rather than five (5) years) in accordance with the terms of Section 8.02 of the First Amendment.
     4. Brokers. Landlord and Tenant each warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Colliers Parrish International, Inc., representing Tenant, whose commission, if any, shall be paid solely by Tenant, and Harvest Properties, representing Landlord, whose commission, if any, shall be paid solely by Landlord. Landlord and Tenant each agrees to indemnify, defend and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction.
     5. Ratification. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Except as modified by this Amendment, the Lease and all the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved. No representations, warranties, covenants or agreements have

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been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease. Tenant hereby affirms that on the date hereof no breach or default by either Landlord or Tenant has occurred, and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto.
     6. Authority. Tenant hereby represents and warrants to Landlord that (a) Tenant is in good standing under the laws of the State of California, (b) Tenant has full corporate power and authority to enter into this Amendment and to perform all of the “Tenant’s” obligations under the Lease, as amended by this Amendment, and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.
     7. Successors and Assigns. This Amendment, and each and every provision hereof, shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     8. Governing Law. This Amendment shall be construed, interpreted and enforced, and the rights and obligations of the parties hereto determined, in accordance with the laws of the State of California.
     9. Headings and Captions. The headings and captions of the paragraphs of this Amendment are for convenience and reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.
     10. Counterparts. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     11. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by each of Landlord and Tenant.
     IN WITNESS WHEREOF, the parties hereto have executed this instrument effective as of the day and year first above written.

LANDLORD:	TENANT:

PARKSIDE TOWERS, L.P.,	QUINSTREET, INC.,
a Delaware limited partnership	a California corporation

By:	Harvest Parkside Investors, LLC,	By:	/s/ Daniel E. Caul
	a Delaware limited liability company,	Name:	Daniel E. Caul,
	its General Partner	Title:	Senior Vice President, General Counsel & Secretary

By:	/s/ Joss Hanna	By:	/s/ Kenneth Hahn
Name:	JOSS HANNA	Name:	KENNETH HAHN
Title:	VP	Title:	SVP FINANCE & CFO

[If Tenant is a corporation, Tenant should have one officer from each of the following categories sign for Tenant: (a) a president, vice president or chairman of the board and (b) a secretary, assistant secretary, chief financial officer or assistant treasurer (unless the Amendment is returned accompanied by a corporate resolution identifying a single authorized signatory).]

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